

<ARTICLE>                     5
<LEGEND>
This schedule contains financial information extracted from Forstmann & Company,
Inc.'s condensed financial statements for the fifty-three weeks ended November
2, 1997 and is qualified in its entirety by reference to such financial statements.  As a result of the consummation of the Plan of Reorganization and the application of "fresh start" accounting in accordance with SOP 90-7, the
Company was required to report its financial results for Fiscal Year 1997 in two separate periods.  Operating statement data presented herein represents the combined periods for the Reorganized Company 1997 103-Day Period ended November
2, 1997 and the Predecessor Company 261-Day Period ended July 22, 1997.
Accordingly, primary and diluted earnings per share has been omitted from this schedule.  See Notes 1,2 and 3 to the financial statements contained in
Item 8. of the Company's Annual Report.
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              NOV-02-1997
<PERIOD-START>                                 NOV-04-1996
<PERIOD-END>                                   NOV-02-1997
<CASH>                                                 493
<SECURITIES>                                             0
<RECEIVABLES>                                       42,498
<ALLOWANCES>                                           458
<INVENTORY>                                         43,210
<CURRENT-ASSETS>                                    87,192
<PP&E>                                              26,134
<DEPRECIATION>                                       1,355
<TOTAL-ASSETS>                                     113,641
<CURRENT-LIABILITIES>                               20,462
<BONDS>                                             42,548
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                44
<OTHER-SE>                                          50,587
<TOTAL-LIABILITY-AND-EQUITY>                       113,641
<SALES>                                            199,010
<TOTAL-REVENUES>                                   199,010
<CGS>                                              172,617
<TOTAL-COSTS>                                      172,617
<OTHER-EXPENSES>                                    15,789
<LOSS-PROVISION>                                       710
<INTEREST-EXPENSE>                                   6,681
<INCOME-PRETAX>                                      3,213
<INCOME-TAX>                                           461
<INCOME-CONTINUING>                                  2,752
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                      9,757
<CHANGES>                                                0
<NET-INCOME>                                        (7,005)
<EPS-PRIMARY>                                          0
<EPS-DILUTED>                                          0


